UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2010

WEGENER CORPORATION
(Exact name of registrant
as specified in its charter)

Delaware	0-11003	81-0371341
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

11350 Technology Parkway, Johns Creek, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (770) 623-0096

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On December 6, 2010, pursuant to the Wegener Corporation 2010 Incentive Plan, the Compensation Committee of the Board of Directors (the “Committee”) of Wegener Corporation, a Delaware corporation, (the “Company”) authorized the issuance to all eligible employees of Wegener Communications, Inc., a wholly owned subsidiary of the Company, common stock options to purchase an aggregate of 563,700 shares of common stock. Included within these options are common stock options issued to three of its executive employees (including two employee members of the Board of Directors) to purchase an aggregate of 200,000 shares of common stock.  Additionally, the Committee issued to the four non-employee members of the Board of Directors common stock options to purchase an aggregate of 100,000 shares of common stock. All of the stock options are exercisable at an exercise price of $0.125, except for those issued to one executive employee which has an exercise price of $0.1375.  All of the stock options vest upon issuance and expire five years from the date of issuance. In addition, as described in Item 5.02 below, the Committee authorized the issuance of 500,000 shares of restricted common stock as awards to two executive officers.  The issuances of the restricted stock were made in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, and the provisions of Regulation D promulgated thereunder.

As of December 6, 2010, a registration statement for the 2010 Incentive Plan has not been filed, although the Company currently intends to file a Form S-8 Registration Statement.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 3.02 above, on December 6, 2010, the Committee authorized the issuance of common stock option grants and restricted common stock awards pursuant to the Wegener Corporation 2010 Incentive Plan to all eligible employees of Wegener Communications, Inc.  The following executive officers received the grants and awards described below:

C. Troy Woodbury, Jr., Chief Executive Officer, was issued 400,000 shares of restricted common stock and granted a common stock option for 100,000 shares of common stock at an exercise price of $0.125 per share.  James T. Traicoff, Chief Financial Officer, was issued 100,000 shares of restricted common stock and granted a common stock option for 75,000 shares of common stock at an exercise price of $0.125 per share. Robert A. Placek, Chairman of the Board, was granted a stock option for 25,000 shares of common stock at an exercise price of $0.1375 per share. In addition, the Committee authorized the payment of a tax reimbursement bonus related to the restricted stock awards to C. Troy Woodbury, Jr. in the amount of $24,939 and to James Traicoff in the amount of $7,380.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wegener Corporation

Date: December 7, 2010	By:	/s/ C. Troy Woodbury, Jr.
C. Troy Woodbury, Jr.
Chief Executive Officer